UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Indenture and Notes

On November 10, 2020, Continental Resources, Inc. (the “Company”), Banner Pipeline Company, L.L.C. (“Banner”), CLR Asset Holdings, LLC (“CLR Asset Holdings”) and The Mineral Resources Company (“TMRC,” collectively, TMRC, CLR Asset Holdings and Banner are referred to herein as the “Initial Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with BofA Securities, Inc. as the representative of several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $1.5 billion in aggregate principal amount of the Company’s 5.75% senior unsecured notes due 2031 (the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The Notes were issued pursuant to an indenture, dated November 25, 2020 (the “Indenture”), among the Company, the Initial Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used in this section “Indenture and Notes” in this Form 8-K, but not otherwise defined have the meanings assigned to them under the Indenture.

The Notes will be general unsecured senior obligations of the Company. The Notes will rank equally in right of payment with all of the Company’s existing and future Senior Indebtedness and senior in right of payment to any of the Company’s future Subordinated Indebtedness. The Notes will effectively be junior in right of payment to all of the Company’s future secured Indebtedness and other obligations, to the extent of the value of the assets securing such Indebtedness and other obligations. The Notes will be fully and unconditionally guaranteed on a senior basis by the Initial Guarantors, which are three of the Company’s six subsidiaries and by certain future subsidiaries, if any, of the Company. The Notes will be structurally subordinated to all obligations of each of our existing and future subsidiaries, if any, that do not guarantee the Notes.

Interest and Maturity

The Notes will mature on January 15, 2031, and interest is payable on the Notes on January 15 and July 15 of each year, commencing July 15, 2021.

Optional Redemption

The Company has the option to redeem the Notes, in whole or in part, at any time prior to July 15, 2030 at a Make-Whole Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, any time on or after July 15, 2030 , the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Certain Covenants

The Indenture contains certain covenants that, among other things, restrict:

•	the Company’s ability and the ability of its Restricted Subsidiaries and future Restricted Subsidiaries, if any, to:

•

create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any of the properties of the Company or any Restricted Subsidiary or upon any Capital Stock of any Restricted Subsidiary or any Capital Stock of any Subsidiary that owns, directly or indirectly through ownership in another Subsidiary, the Capital Stock of any Restricted Subsidiary (provided the Company and any Subsidiary may create, incur or assume Funded Debt secured by Liens up to an aggregate amount equal to 15% of the Company’s Adjusted Consolidated Net Tangible Assets); and

•	enter into any Sale/Leaseback Transaction; and

•	the Company’s ability to consolidate or merge with or into, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to, another Person; and

•	each Guarantor’s ability to consolidate or merge with or into another Person.

These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default with respect to the Notes: (i) default by the Company or any Guarantor in the payment of principal of or any premium on the Notes when due and payable at Maturity; (ii) default by the Company or any Guarantor in the payment of interest on the Notes when due and the continuation of such default for 30 days; (iii) default on any other Indebtedness of the Company or any Guarantor if either (a) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (b) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period, having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; (iv) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets or to make or consummate a Net Proceeds Offer or a Change of Control Offer; (v) failure by the Company or any Guarantor to remedy for 60 days after notice any breach or default in the performance of the other covenants or agreements in the Indenture provided the Company has 90 days to remedy or receive a waiver if the Company is attempting to remedy such breach or default as promptly as reasonably practicable; (vi) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor of the Notes denies or disaffirms its obligations under its Guarantee; and (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Guarantor. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Relationships

The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking, commodity trading and commercial banking services in the ordinary course of business to the Company and the Initial Guarantors, for which they receive customary fees and expense reimbursement. Affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. The Company used a portion of the net proceeds of the offering of the Notes to repay a portion of the borrowings outstanding under its current revolving credit facility. Therefore, affiliates of certain of the Initial Purchasers were repaid with a portion of the net proceeds of the offering of the Notes. Additionally, the Company used a portion of the net proceeds from the offering to purchase Target Notes in the Tender Offers (each as defined hereafter). Certain of the Initial Purchasers or their affiliates may hold a portion of the Company’s 5.0% senior notes due 2022 and 4.5% senior notes due 2023 (collectively the “Target Notes”) that were purchased in tender offers commenced by the Company to purchase the Target Notes for cash (the “Tender Offers”), and any such Initial Purchasers or their affiliates thereby received a portion of the net proceeds from the offering of the Notes.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure.

On November 24, 2020, the Company issued a press release announcing the results to date and upsizing of the Company’s Tender Offers.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of November 25, 2020 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC, The Mineral Resources Company and Wilmington Trust, National Association, as trustee.

99.1	Press Release dated November 24, 2020 announcing early results and upsizing of the Company’s Tender Offers.

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: November 25, 2020

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer & Treasurer